Exhibit 10.1

TERMINATION OF SECURITIES PURCHASE AGREEMENT

This tERMINATION OF Securities Purchase Agreement (this “Termination”) is dated as of July 28, 2022, among Breeze Holdings Acquisition Corp., a Delaware corporation (“SPAC”), D-Orbit S.A., a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 9, rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 261356 (“PubCo”), D-Orbit S.p.A., an Italian Società per azioni (the “Target”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Each of SPAC, PubCo, the Target and each Purchaser shall each individually be referred to herein as a “Party” and, collectively as the “Parties”. Reference is made to that certain Securities Purchase Agreement, dated as of January 25, 2022, by and among the Parties (the “Agreement”). Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Agreement.

1.                  Termination. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree to terminate the Agreement pursuant to Section 5.1(a) of the Agreement by mutual consent of the Parties effective as of the date hereof; provided that the Target has received from the Lead Purchaser a refund pursuant to Section 5.2 of the Agreement of a portion of the commitment fee previously paid by the Target in an amount equal to $150,000.

2.                  Miscellaneous.

(a)               Successors and Assigns. This Termination shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(b)               Governing Law. This Termination and all actions arising out of or in connection with this Termination shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

(c)               Counterparts. This Termination may be executed in any number of counterparts, including counterparts transmitted by facsimile or other electronic transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed by their respective authorized signatories as of the date first indicated above.

BREEZE HOLDINGS ACQUISITION CORP.

By:	/s/ J. Douglas Ramsey
Name: J. Douglas Ramsey, Ph.D.
Title: Chief Executive Officer

D-ORBIT S.P.A.

By:	/s/ Luca Rossettini
Name: Luca Rossettini, Ph.D.
Title: Chief Executive Officer

D-ORBIT S.A.

By:	/s/ Luca Rossettini
Name: Luca Rossettini
Title: Director

By:	/s/ James Bruegger
Name: James Bruegger
Title: Director

DO SPV XVII LLC (f/k/a BT SPV XVII LLC)

By:	/s/ Kerry Propper
Name: Kerry Propper
Title: Managing Partner